Exhibit 99.1

Explanation of Responses:

(1)	On March 26, 2012, Brookfield Retail Holdings R 2 Inc. (“Holdco 2”), acquired 1,143,094 shares of common stock of the issuer at a price of $15.00 a share pursuant to Holdco 2’s exercise of basic subscription rights in the Issuer’s rights offering.

(2)	On March 26, 2012, Holdco 2 acquired 3,174,980 shares of Common Stock of the Issuer at a price of $15.00 per share pursuant to an exercise of its “over-subscription privilege” to acquire additional shares of Common Stock in the Issuer’s rights offering.

(3)	On March 26, 2012, Holdco 2 acquired 6,354,012 shares of Common Stock of the Issuer at a price of $15.00 per share pursuant to its obligations under a Standby Purchase Agreement entered into in connection with the Issuer’s rights offering.

(4)	On March 26, 2012, Brookfield Retail Holdings V (“BRH V”) acquired 1,809,064 shares of Common Stock of the Issuer at a price of $15.00 per share pursuant to BRH V’s exercise of its basic subscription rights in the Issuer’s rights offering.

(5)	On March 26, 2012, BRH V acquired 756,470 shares of Common Stock of the Issuer at a price of $15.00 per share pursuant to an exercise of its “over-subscription privilege” to acquire additional shares of Common Stock in the Issuer’s rights offering.

(6)	Shares of Common Stock of the Issuer directly beneficially owned by Brookfield Retail Holdings R 1 Inc. (“Holdco 1”) and indirectly owned by Brookfield Retail Holdings LLC.

(7)	Shares of Common Stock of the Issuer directly beneficially owned by Holdco 1 and indirectly owned by Brookfield Retail Holdings II LLC.

(8)	Shares of Common Stock of the Issuer directly beneficially owned by Holdco 1 and indirectly owned by Brookfield Retail Holdings III LLC.

(9)	Shares of Common Stock of the Issuer directly beneficially owned by Holdco 1 and indirectly owned by Brookfield Retail Holdings IV-A LLC.

(10)	Shares of Common Stock of the Issuer directly beneficially owned by Holdco 1 and indirectly owned by Brookfield Retail Holdings IV-B LLC.

(11)	Shares of Common Stock of the Issuer directly beneficially owned by Holdco 1 and indirectly owned by Brookfield Retail Holdings IV-C LLC.

(12)	Shares of Common Stock of the Issuer directly beneficially owned by Holdco 1 and indirectly owned by Brookfield Retail Holdings IV-D LLC.

(13)	Shares of Common Stock of the Issuer directly beneficially owned by Holdco 1 and indirectly owned by BRH V.

(14)	Each of (i) Brookfield US Corporation, a Delaware corporation (“BUSC”), as a shareholder of Holdco 2, (ii) Brookfield US Holdings, Inc., a corporation formed under the laws of the Province of Ontario (“BUSH”), as the sole shareholder of BUSC, (iii) Brookfield Holdings Canada Inc., a corporation formed under the laws of the Province of Ontario (“BHC”), as the shareholder of BUSH, (iv) Brookfield Asset Management Inc., a corporation formed under the laws of the Province of Ontario (“BAM”), as the sole shareholder of BHC and the indirect sole shareholder of Brookfield (US) Investments Ltd., a Bermuda company (“BIL”), indirect wholly-owned subsidiary of BAM and member of Brookfield Retail Holdings Split II LLC, a Delaware limited liability company (“Split II”), (v) Partners Limited, a corporation formed under the laws of the Province of Ontario (“Partners”), as a shareholder of BAM, (vi) Split II as a member of Brookfield Retail Holdings VI LLC, a Delaware limited liability company (“BRH VI”) and (vii) BRH VI as a shareholder of Holdco 2 may be deemed to have an indirect pecuniary interest in an indeterminate portion of the derivative securities beneficially owned by Holdco 2. In accordance with Instruction 4(b)(iv), the entire amount of derivative securities beneficially owned by Holdco 2 is reported herein. Each of BUSC, BUSH, BHC, BAM, Partners, Split II and BRH VI disclaims beneficial ownership of all the shares of Common Stock and derivative securities that are beneficially owned by Holdco 2, except to the extent of any indirect pecuniary interest therein.

(15)	BIL holds a Class B interests in BRH V. BAM and Partners may be deemed to have an indirect pecuniary interest in an indeterminate portion of the share of Common Stock and derivative securities directly and indirectly beneficially owned by BRH V. In accordance with Instruction 4(b)(iv), the entire amount of the shares of Common Stock and derivative securities held by BRH V is reported herein. BAM and Partners disclaim beneficial ownership of all shares of Common stock and derivative securities that are beneficially owned by BRH V, except to the extent of any indirect pecuniary interest therein.